Exhibit (a) (3)

                       NOTICE OF GUARANTEED DELIVERY
                               in respect of

                        Offer to Purchase for Cash
                  All Outstanding Shares of Common Stock
                                    of
                      DeCrane Aircraft Holdings, Inc.
                                    at
                           $23.00 Net Per Share
                                    by
                          DeCrane Acquisition Co.

                            a company formed by
                  DLJ MERCHANT BANKING PARTNERS II, L.P.
                           and Affiliated Funds


This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the shares of Common Stock of DeCrane Aircraft Holdings, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.


                     The Depositary for the Offer is:

                             BANKBOSTON, N.A.


                                                By Facsimile Transmission         By Registered, Certified, Express &
       By First Class Mail Only:             For Eligible Institutions Only:            Overnight Courier Only:

            Boston EquiServe                        Boston EquiServe                       Boston EquiServe
        Corporate Reorganization                Corporate Reorganization               Corporate Reorganization
             P.O. Box 8029                         (781) 575-2233/2232                     150 Royall Street
    Boston, Massachusetts 02266-8029                                                  Canton, Massachusetts 02021

                                                        By Hand:
                                             Securities Transfer & Reporting
                                                     Services, Inc.
                                              1 Exchange Plaza/55 Broadway
                                                   New York, NY 10006

                                                  Confirm by Telephone:
                                                     (781) 575-3120





Ladies and Gentlemen:

               The undersigned hereby tenders to DeCrane Acquisition Co., a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 22, 1998 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, ___________ shares of Common Stock, $0.01 par value per share (the "Shares"), of DeCrane Aircraft Holdings, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.


     Certificate Nos. (if available)


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If shares will be tendered by book-entry transfer:

Name of Tendering Institution


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Account No. at The Depository Trust Company



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                   SIGN HERE



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                  Signature(s)



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                   (Address)



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             (Name(s)) (Please Print)


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                    (Zip Code)



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          (Area Code and Telephone No.)





                                 GUARANTEE

                 (Not to be used for signature guarantee)

               The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities
Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other required documents, all within three Nasdaq Stock Market trading days of the date hereof.


                     ---------------------------------
                              (Name of Firm)


                     ---------------------------------
                          (Authorized Signature)


                     ---------------------------------
                                  (Name)


                     ---------------------------------
                                 (Address)


                     ---------------------------------
                                (Zip Code)


                     ---------------------------------
                       (Area Code and Telephone No.)




Dated: _______________, 1998.